JOHN HANCOCK CAPITAL SERIES

                           Abolition of Class C Shares

                            of Beneficial Interest of

                            John Hancock Growth Fund
                         John Hancock Special Value Fund
                  (each a "Fund" and collectively the "Funds"),



         The undersigned, being a majority of the Trustees of John Hancock Capital Series, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated February 28, 1992 of the Trust, as amended from time to time (the "Declaration of Trust"), do hereby abolish the class of shares of beneficial interest of the Funds previously established and designated as "Class C Shares" and in connection therewith do hereby extinguish any and all rights and preferences of such Class C Shares as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Class C shares of the Fund is effective as of May 1, 1995.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the abolition of Class C Shares.

         Capitalized terms not otherwise defined herein shall have the meaning set forth in the Declaration of Trust.

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         IN WITNESS  WHEREOF,  the undersigned have executed this instrument the
1st day of May, 1995.


/s/ Edward J. Boudreau, Jr.                 /s/ Dennis S. Aronowitz
---------------------------                 -----------------------
Edward J. Boudreau, Jr.                     Dennis S. Aronowitz
as Trustee, not individually                as Trustee, not individually
34 Swan Road                                1216 Falls Boulevard
Winchester, MA  01890                       Fort Lauderdale, FL 33327



/s/ Richard P. Chapman, Jr.
---------------------------                 -----------------------
Richard P. Chapman, Jr.                     Edward J. Spellman
as Trustee, not individually                as Trustee, not individually
P.O. Box F, 160 Washington Street           259C Commercial Bld.
Brookline, MA  02147                        Suite 200
                                            Lauderdale by the Sea, FL

/s/ William J. Cosgrove                     /s/ Gail D. Fosler
---------------------------                 -----------------------
William J. Cosgrove                         Gail D. Fosler
as Trustee, not individually                as Trustee, not individually
20 Buttonwood Place                         4104 Woodbine Street
Saddle River, NJ  07458                     Chevy Chase, MD 20815


---------------------------                 -----------------------
Bayard Henry                                Richard S. Scipione
as Trustee, not individually                as Trustee, not individually
214A Allandale Road                         4 Sentinel Road
Chestnut Hill, MA 02167-3200                Hingham, MA 02043

         The Declaration, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.